                                                                     190301


                                  RULES OF THE
                                 GENDAQ LIMITED
                      2001 ENTERPRISE MANAGEMENT INCENTIVE
                                SHARE OPTION PLAN

                     ADOPTED BY THE BOARD ON 12TH MARCH 2001





                                 ARTHUR ANDERSEN
                                 BETJEMAN HOUSE
                                 104 HILLS ROAD
                                CAMBRIDGE CB2 1LH

                                TEL: 01223 353906

                                    CONTENTS


                                                                                   PAGE
1.         Definitions                                                                1

2.         Grant of Options                                                           6

3.         Number of Shares in respect of which Options may be granted                8

4.         Rights of exercise and lapse of Options                                    8

5.         Take-over, reconstruction and winding-up                                  11

6.         Manner of exercise                                                        14

7.         Issue or transfer of Shares                                               15

8.         Adjustments                                                               15

9.         Administration                                                            16

10.        Alterations                                                               17

11.        Legal entitlement                                                         19

12.        General                                                                   20

13.        Disqualifying Event                                                       20

14.        PAYE and Social Security                                                  21


                                                                              2
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                           RULES OF THE GENDAQ LIMITED

             2001 ENTERPRISE MANAGEMENT INCENTIVE SHARE OPTION PLAN


1.       DEFINITIONS

1.1 In this Plan, the following words and expressions shall have, where the context so admits, the meanings set forth below:

           "ACQUIRING COMPANY"                   The meaning given by Rule 5.6;

           "APPROPRIATE PERIOD"                  The meaning given by
                                                 Paragraph 62 of Schedule 14;

           "AUDITORS"                            The auditors of the Company for
                                                 the time being or in the event
                                                 of there being joint auditors
                                                 such one of them as the Board
                                                 shall select;

           THE "BOARD"                           The Board of Directors for the
                                                 time being of the Company;

           THE "COMPANY"                         Gendaq Limited (registered no.
                                                 3756817);

           "CONTROL"                             The meaning given by Section
                                                 840 of the Taxes Act;

           "DATE OF GRANT"                       The date on which the EMI
                                                 Agreement has been executed
                                                 by both the Grantor and the
                                                 Participant;

           "DISQUALIFYING EVENT"                 Any event as described
                                                 in paragraphs 47 to 52 of
                                                 Schedule 14 which results in
                                                 the Option ceasing to be a
                                                 qualifying option for the
                                                 purposes of Schedule 14;

           "ELIGIBLE EMPLOYEE"                   Any employee of the
                                                 Company or a Qualifying
                                                 Subsidiary who at the Date of
                                                 Grant satisfies the
                                                 requirements of Part IV of
                                                 Schedule 14;

           "EMI AGREEMENT"                       The agreement in writing
                                                 evidencing the grant of an
                                                 Option, being either in the
                                                 form, [set out in Appendix 1]
                                                 or such other form as the
                                                 Grantor may determine and which
                                                 satisfies the requirements of
                                                 paragraph 40 of Schedule 14.

           "EMI OPTION"                          Any Option which complies with
                                                 the provisions of Schedule 14.

           "EMI REGULATIONS"                     Any Act of Parliament,
                                                 Regulation, Directive or other
                                                 legislative or administrative
                                                 measure having the force of law
                                                 which sets out requirements in
                                                 relation to share options
                                                 granted with the object of
                                                 obtaining EMI status for the
                                                 option so granted, which, for
                                                 the avoidance of doubt, shall
                                                 include Schedule 14.

           "EMPLOYEES' SHARE SCHEME"             The meaning given by section
                                                 743 of the Companies Act 1985;

           "EXERCISE PRICE"                      The total amount payable
                                                 in relation to the exercise of
                                                 an Option, whether in whole or
                                                 in part, being the Option Price
                                                 multiplied by the number of
                                                 Shares in respect of which the
                                                 Option is exercised;

           "FLOTATION"                           The listing of shares of the
                                                 Company on the Official List of
                                                 the London Stock Exchange or
                                                 the admission of shares to the
                                                 Alternative Investment Market
                                                 or the listing or admission of
                                                 shares on any other recognised
                                                 investment exchange or overseas
                                                 investment exchange ( as
                                                 defined by section 207 of the
                                                 Financial Services Act 1986).

           "GRANTOR"                             The Company (acting through
                                                 the Board) or the Trustees
                                                 (acting on the recommendation
                                                 of the

                                                 Board);

           "GROUP MEMBER"                        A body corporate which is
                                                 (within the meaning of
                                                 Section 736 of the Companies
                                                 Act 1985) the Company's
                                                 holding company or a
                                                 Subsidiary of the Company's
                                                 holding company or any other
                                                 body corporate nominated by
                                                 the Board for this purpose
                                                 which is not under the control
                                                 of any single person, but is
                                                 under the control of two or
                                                 more persons, one of whom
                                                 being the Company or the
                                                 Company's holding company and
                                                 in relation to which the
                                                 Company or, as the case may
                                                 be, the Company's holding
                                                 company is able (whether
                                                 directly or indirectly) to
                                                 exercise 20% or more of its
                                                 equity voting rights;

           "LONDON STOCK EXCHANGE"               London Stock Exchange Plc;

           "MARKET VALUE"                        In relation to a Share
                                                 the market value at the time
                                                 the option is granted as
                                                 determined in accordance with
                                                 Part VIII of the Taxation of
                                                 Chargeable Gains Act 1992 but
                                                 where shares are subject to
                                                 restrictions or risk of
                                                 forfeiture, the market value
                                                 shall be determined as if there
                                                 were no such restriction or
                                                 risk;

           "MATERIAL INTEREST"                   The meaning given by
                                                 paragraphs 31 to 33 of
                                                 Schedule 14;


           "OPTION" A right to acquire Shares under the Plan which is either subsisting or is proposed to be granted;

           "OPTION PRICE"                        The price per Share, as
                                                 determined by the Grantor, at
                                                 which an Eligible Employee may
                                                 acquire Shares upon
                                                 the exercise of an Option
                                                 granted to him and if the
                                                 Shares are to be subscribed,
                                                 not being less than their
                                                 nominal value, but subject
                                                 to any adjustment pursuant
                                                 to Rule 8;

           "PARTICIPANT"                         Any Eligible Employee to whom
                                                 an Option has been granted, or
                                                 (where the context so admits)
                                                 the personal representative of
                                                 any such person;

           "PAYE LIABILITY"                      The amount of all taxes
                                                 and/or social security
                                                 contributions (both employees'
                                                 and employers' to the extent
                                                 permitted by legislation) which
                                                 a Relevant Payer would be
                                                 required to account for to the
                                                 Inland Revenue or other
                                                 taxation authority if a
                                                 Participant exercised an Option
                                                 in accordance with Rule 6.2;

           "PLAN"                                The Gendaq Limited 2001
                                                 Enterprise Management Incentive
                                                 Share Option Plan in its
                                                 present form or as from time to
                                                 time amended in accordance with
                                                 the provisions hereof;

           "QUALIFYING EXCHANGE"                 The meaning given by paragraph
                                                 60 of Schedule 14;

           "QUALIFYING SUBSIDIARY"               A subsidiary of the Company
                                                 which complies with paragraph
                                                 15 of Schedule 14;

           "RELEVANT PAYER"                      A Group Member or any other
                                                 person (other than the
                                                 Participant)

           "RULES"                               These rules as amended from
                                                 time to time;


           "SCHEDULE 14"                         Schedule 14 to the Finance
                                                 Act 2000;

           "SHARE" A fully paid ordinary share in the capital of the Company which satisfies the requirements of paragraph 38 of
                                                 Schedule 14;

           "SUBSIDIARY"                          The meaning given by Section
                                                 736 of the Companies Act 1985;

           "51% SUBSIDIARY"                      The meaning given by section
                                                 838 of the Taxes Act

           "TAXES ACT"                           The Income and Corporation
                                                 Taxes Act 1988;

           "TRUSTEES"                            The trustee or trustees for the
                                                 time being of any employee
                                                 benefit trust established for
                                                 the benefit of beneficiaries
                                                 including all or substantially
                                                 all of the Eligible Employees;

           "UNAPPROVED PLAN"                     The Gendaq Limited 2001
                                                 Employee Share Option Plan;


1.2 Words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act.

1.3 Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4 Reference in the rules of the Plan to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules mutatis mutandis as if they were an Act of Parliament.

1.5 The headings in the rules of the Plan are for the sake of convenience only and should be ignored when construing the rules.

2.       GRANT OF OPTIONS

2.1 The Grantor may, in its absolute discretion, grant Options at the Option Price to any Eligible Employees at any time following adoption of the Plan. No Options shall be granted unless the Board reasonably believes that the Company has satisfied the conditions in Parts II and III of Schedule 14 and any grant of Options is conditional on the Company and the Eligible Employee entering into an EMI Agreement as set out in Rule 2.6 below.

2.2 No Option shall be granted to an Eligible Employee if it would at the date of grant result in the number of employees holding subsisting EMI options in respect of Shares in the Company exceeding fifteen or such other limit (if any) set out in paragraph 11 of Schedule 14 from time to time.

2.3 If an Option granted under this Plan would, at the Date of Grant, result in the aggregate Market Value of Shares which the Participant could acquire or has acquired (as the case may be) by the exercise of:

         2.3.1    The Option; or

         2.3.2 Any other EMI Option granted to the Participant in the preceding three years (whether or not exercised), by reason of his employment with the Company or any 51% Subsidiary of the Company; or

         2.3.3 Any other unexercised option granted under a share option scheme approved by the Inland Revenue under Schedule 9 of the Taxes Act (other than a savings related share option scheme) and granted to the Participant by reason of his employment with the Company or any 51% Subsidiary of the Company exceeding L100,000, or, if different, such other limit contained in Schedule 14 from time to time, the Option shall only take effect so as to not exceed such limit. Any excess will be treated as a grant of an unapproved option (granted under and subject to the provisions of the Unapproved Scheme).

2.4      In determining the limit in 2.3 above:

         2.4.1 no account shall be taken of any Shares where the right to acquire them was disclaimed; and

         2.4.2 any EMI Options which were granted to the Participant by reason of his employment with the Company or any 51% Subsidiary of the Company within three years preceding the Date of Grant shall be taken into account even if they have been exercised or released.

2.5 The grant of an Option shall be subject to obtaining any approval or consent required under any applicable laws and regulations of any governmental authority or securities exchange on which the Shares are traded.

2.6 A written EMI Agreement between the Grantor and the Eligible Employee shall be drawn up, to include:

         2.6.1    the date on which the Option is granted;

         2.6.2    that the Option is granted under the provisions of Schedule
                  14;

         2.6.3    the number (or maximum number) of Shares that may be acquired;

         2.6.4    the Option Price;

         2.6.5    when and how the Option may be exercised;

         2.6.6    the details of any restrictions attaching to the Shares; and

         2.6.7 if the Shares to be acquired at the exercise of the Option are subject to the risk of forfeiture, the details of the conditions attaching to such forfeiture.

2.7      No payment to the Grantor shall be required on the grant of an Option.

2.8 Subject to the rights of exercise by the Participants' personal representative(s) pursuant to Rule 4.3, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.

2.9 The Board may, in its absolute discretion, following subsequent amendment of the EMI Regulations, amend or adjust any provision of this Plan in order to procure that any Option granted under this Plan continues to comply with the EMI Regulations as enacted, amended or varied.

3.       NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

3.1 The number of Shares which may be allocated under the Plan on any day shall, when added to the aggregate of the number of Shares which have been allocated in the previous ten years under the Plan , and under any other scheme to acquire ordinary shares, be up to, but no more than, an aggregate total of 6% of the Company's fully diluted issued share capital from time to time (for the avoidance of doubt, this 6% is in addition to options granted, or to be granted, of 22,000 ordinary shares as notified to the original investors before 28 March 2000).

3.2      In determining the above limit:

         3.2.1 any Shares issued or which may be issued to the Trustees to satisfy any Options which they have agreed to satisfy shall be included; and

         3.2.2 no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised.

3.3 References in this Rule to the "allocation" of Shares shall mean, in the case of any share option plan, the placing of unissued shares under option and, in relation to other types of Employees' Share Schemes, shall mean the issue and allotment of Shares.

4.       RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

4.1 An Option may not be exercised until the Flotation of the Company, other than in accordance with Rules 4.3, 4.4, 4.6 or Rule 5.

4.2 Exercise on or after Flotation shall be subject to Rules 4.2.1 to 4.2.2.

         4.2.1 Options may only be exercised to the extent that Shares held under Option have vested. Shares shall vest on the following basis unless determined otherwise by the Board at the Date of
                  Grant:

                  (a) 1/4 of the Shares held under Option shall vest on the first anniversary of the Date of Grant.

                  (b) a further 1/48 of the Shares held under Option will vest on the first day of the following month following the first anniversary of the Date of Grant, and 1/48 of the Shares held under Option will vest on the first day of every month thereafter.

                  (c) in the event of a Flotation of the Company prior to the third anniversary of the Date of Grant, a further 6/48 of the Option shall vest on Flotation.

         4.2.2 Save as provided in Rules 4.3, 4.6 and 5 below, Options may only be exercised by a Participant to the extent Shares held under Option have vested whilst he is a director or employee of a Group Member.

4.3 An Option may be exercised in full in the period of one year following the death of a Participant.

4.4 Subject to Rule 4.5.4, an Option may be retained, but remain subject to Rules 4.1 and 4.2, in the event of cessation of employment for any reason. At the discretion of the Board, an Option may be exercised prior to Flotation in the event of such cessation of employment.

4.5 Options shall lapse upon the occurrence of the earliest of the following events:

         4.5.1    the tenth anniversary of the Date of Grant;

         4.5.2    the expiry of the period specified in Rule 4.3;

         4.5.3    the expiry of any of the periods specified in Rules 5.1, 5.3,
                  5.4 and 5.5 save where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.1, 5.3 or 5.4) pursuant to Rule 5.7;

         4.5.4 in respect of Options which have not vested, the Participant ceasing to hold an office or employment with a Group Member for any reason;

         4.5.5 subject to Rule 5.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

         4.5.6 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt.

4.6 If a Participant, while continuing to hold an office or employment with a Group Member, is transferred to work in another country and as a result of that transfer the Participant will either:

         4.6.1 become subject to income tax on his remuneration in the country to which he is transferred such that he will suffer a tax disadvantage upon exercising his Option; or

         4.6.2 becomes subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred;

         the Participant may, at the discretion of the Grantor, exercise his Option in the period commencing three months before and ending three months after the transfer has taken place.

5.       TAKEOVER, RECONSTRUCTION AND WINDING-UP

5.1 Subject to Rule 5.2 below, if any person obtains Control of the Company as a result of either:

         5.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company (which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

         5.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares; or

         5.1.3 a sale as defined in the Company's articles of association as in force from time to time,

         an Option may be exercised to the extent it has vested within 30 days of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2 For the purpose of Rule 5.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it, except that a change of Control which does not result in a change in the beneficial ownership of more than 10% of the Company shall not be treated as a change of Control for these purposes.

5.3 If any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 or equivalent legislation an Option may be exercised, to the extent it has vested, within the period of four weeks of the date on which notice is first given to dissentient shareholders under Section 429 of the Companies Act 1985.

5.4 If under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Plan for the reconstruction of the Company or its amalgamation with any other company or companies the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. The Participant may then exercise the Option subject to the terms of this Rule before the earlier of the expiry of 30 days from the date of such notice and the date on which the Court sanctions the compromise or arrangement. The Option shall then lapse conditionally on such compromise or arrangement being sanctioned by the Court and becoming effective. The vesting and exercise of an Option under this Rule shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective. After exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such shares had been subject to such compromise or arrangement.

5.5 If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Participants. An Option may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any such exercise of an Option pursuant to this Rule shall be conditional upon the said resolution being duly passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

5.6      Rules 5.1, 5.3 and 5.4 shall not apply where:

         5.6.1 the events form part of a scheme or arrangement whereby Control of the Company is obtained by another company (the "Acquiring Company");

         5.6.2 immediately following the Acquiring Company obtaining Control, the issued equity capital of the Acquiring Company is owned substantially by the same persons who were equity shareholders of the Company immediately prior to the Acquiring Company obtaining Control; and

         5.6.3 the Acquiring Company has agreed to grant new options in accordance with Rule 5.7 in consideration for the release of any Options which have not lapsed.

5.7      If any company ("the Acquiring Company").

         5.7.1    Obtains Control of the Company as a result of either:

                  i) making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

                  ii) making a general offer to acquire all the shares in the Company which are of the same class as the Shares;

                  in each case ignoring any Shares which are already owned by it or a member of the same group of companies; or

         5.7.2 Obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

         5.7.3 Becomes bound or entitled to acquire Shares under Sections 428 to 430F of that Act; or

         5.7.4 Obtains all the shares in the Company as a result of a Qualifying Exchange the Participant may, if 5.7.1 to 5.7.4 above continue to apply, at any time within the Appropriate Period, by agreement with the Acquiring Company, release such part of his Option which remains unexercised at that time and which has not lapsed ("the Old Option") in consideration of the grant to him of an option ("the New Option") which (for the purposes of Paragraph 61 of Schedule 14) is equivalent to the Old Option but relates to shares in the Acquiring Company.

5.8 The New Option shall not be regarded for the purposes of Rule 5.7 as equivalent to the Old Option unless the conditions set out in the Paragraphs 60 to 63 of Schedule 14 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if the New Option were an option granted under this Plan at the same time as the Old Option except for the purpose of the definition of "Group Member" in Rule 1.1, and as if the reference to Gendaq Limited in the definition of the "Company" in Rule 1 were a reference to the Acquiring Company.

6.       MANNER OF EXERCISE

6.1 An Option may be exercised, in whole or in part. The minimum number of shares over which an Option may be exercised at any one time is 25 per cent of the shares subject to the original Option or the remaining balance if less.

6.2 An Option may be exercised by the delivery to the Company Secretary, as agent for the Grantor or Trustees, of a copy of the EMI Agreement together with a notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable to the Company (as agent for Trustees where the

         Trustees have agreed to satisfy the Option pursuant to Rule 2.1) in respect of the Shares over which the Option is to be exercised.

6.3 The effective date of exercise shall be the later of the date of delivery of the notice of exercise and the date the Grantor states that the conditions imposed by Rule 14 have been fulfilled. For the purposes of this Plan a notice of exercise shall be deemed to be delivered when it is received by the Company.

7.       ISSUE OR TRANSFER OF SHARES

7.1 Subject to Rule 7.3, Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 28 days following the date of effective exercise of the Option.

7.2 Subject to Rule 7.3, the Grantor shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.

7.3 The allotment or transfer of any Shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2.3 above.

7.4 Shares issued pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

7.5 If Shares are transferred pursuant to the Plan the Participant shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

8.       ADJUSTMENTS

8.1 The number of Shares over which an Option is granted, and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Board shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company which in the opinion of the Auditors justifies such an adjustment, to the intent that (as nearly as may be without involving fractions of a Share) the aggregate Exercise Price payable in respect of an Option shall remain unchanged.

8.2 Apart from pursuant to this Rule 8.2, no adjustment under Rule 8.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

8.3 The Grantor may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 8 and to call in, cancel, endorse, issue or reissue any certificate consequent upon such adjustment.

9.       ADMINISTRATION

9.1 Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received
         72 hours after it was put into the post properly addressed and stamped.

9.2 The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

9.3 The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or the Grantor shall procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

9.4 The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such regulations for administering the Plan and such forms of exercise as it may deem necessary or appropriate. Decisions of the Board shall be final and binding on all parties.

9.5 The costs of introducing and administering the Plan shall be borne by the Group Members.

10.      ALTERATIONS

10.1 Subject to Rules 10.2 and 10.3, the Board may at any time (but only with the prior consent of the Trustees if there are subsisting Options which they have agreed to satisfy) alter or add to all or any of the provisions of the Plan in any respect, provided that such alteration or addition complies with Schedule 14.

10.2 No alteration or addition shall be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made with the consent of the Participant.


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10.3     No alteration or addition shall be made to the Plan if following the alteration the Plan would cease to be an Employees' Share Scheme.

10.4 No alteration or addition to this Plan shall require the consent of any Group Member except as provided in this Rule 10.

10.5 Notwithstanding any other provision of the Plan other than Rule 10.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Plan and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.


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11.      LEGAL ENTITLEMENT

11.1 Nothing in this Plan nor in any EMI Agreement or any other instrument executed pursuant to them will confer on any Eligible Employee or Participant any right to continue in employment, nor will it affect the right of any Group Member to terminate the employment of an Eligible Employee or Participant without liability at any time with or without cause, nor will it impose upon any Group Member, the Board or any other person any duty or liability whatsoever (whether in contract, tort or otherwise howsoever) in connection with:

         11.1.2   the lapsing of an Option;

         11.1.3 the failure or refusal to exercise any discretion under this Plan; or

         11.1.4 the Participant ceasing to be a person who has the status or relationship of an employee with any Group Member for any reason whatsoever.

11.2 An Option shall not (except as may be required by taxation law) form part of the emoluments of the Participant or count as wages or remuneration for pension or any other purposes.

11.3 If an Eligible Employee or a Participant shall cease to have the status or relationship of either employee or director with a Group Member as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, that Eligible Employee or Participant shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate him for the loss or alteration of any right(s), benefit(s) or expectation(s) in relation to the Option, this Plan, any EMI Agreement or any further instrument executed pursuant to them.


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11.4     The benefit of this Rule 11 is given to the Company for itself and as agent for each Group Company. To the extent that this Rule 11 benefits any company which is not a party to this Plan, the benefit shall be held on trust and as agent by the Company for such company and may, at its discretion, assign the benefit of this Rule 11 to any such company.

12.      GENERAL

12.1 The Plan shall terminate upon the tenth anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

12.2 The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary of the Company to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary's employees.

These Rules shall be governed by and construed in accordance with the laws of England.


13       DISQUALIFYING EVENT


13.1 Where the Company becomes aware that a Disqualifying Event has occurred the Company shall notify the Participant as soon as practicable.


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14       PAYE AND SOCIAL SECURITY

14.1 In the event that any PAYE Liability becomes due on the exercise of an Option, the Option may not be exercised unless:

         14.1.1 the Relevant Payer is able to deduct an amount equal to the whole of the PAYE Liability from the Participant's net pay for the relevant pay period; or

         14.1.2 the Participant has paid to the Relevant Payer an amount equal to the PAYE Liability; or

         14.1.3 the sum of the amount that the Participant has paid to the Relevant Payer in respect of the Relevant Payer's obligation to satisfy the PAYE Liability and the total amount that the Relevant Payer is able to deduct from the Participant's net pay for the relevant pay period is equal to or more than the PAYE Liability; or

         14.1.4   the Grantor determines otherwise.

         14.1.5 At the request of the Company, or any Relevant Payer, the Optionholder will enter into an election in the form specified and/or approved for such election by the Inland Revenue, such that the liability for the secondary Class 1 National Insurance that becomes due on the exercise, assignment or release of an option shall be transferred to the Optionholder pursuant to Paragraph 3B of Schedule 1 to the Social Security Contributions Benefits Act 1992.


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